Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Deferred Compensation Plan for Employees of Valvoline Inc. of our report dated December 19, 2016, with respect to the consolidated financial statements of Valvoline Inc. and Consolidated Subsidiaries included in its Annual Report (Form 10-K) for the year ended September 30, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
December 21, 2016